Exhibit 99 (a)

BOK Financial Reports Quarterly Earnings of $84 Million
Commercial Loans Up 15%; Dividend to Increase 15%

TULSA, Okla. (Tuesday, April 24, 2012) – BOK Financial Corporation reported net income of $83.6 million or $1.22 per diluted share, up 29% over the first quarter of 2011. Net income was $64.8 million or $0.94 per diluted share for the first quarter of 2011 and $67.0 million or $0.98 per diluted share for the fourth quarter of 2011.

“BOK Financial is pleased to announce results for the first quarter of 2012,” said President and CEO Stan Lybarger. “The year has started with strong growth in revenues and loans. Net interest revenue and fees and commissions revenue combined were up 8% over the previous year. Outstanding commercial loan balances increased 15% over March 31, 2011. In addition, net loans charged-off and nonperforming asset balances continue to decline. The Company’s sustained performance and strong capital position allows us to increase our quarterly cash dividend. This is the seventh consecutive annual increase since we paid our first cash dividend in 2005.”

Highlights of first quarter of 2012 included:

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Net interest revenue increased to $173.6 million for the first quarter of 2012 from $171.5 million for the fourth quarter of 2011. Net interest margin was 3.19% for the first quarter of 2012 compared to 3.20% for the fourth quarter of 2011.

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Fees and commissions revenue totaled $144.3 million, up $12.5 million over the fourth quarter of 2011. Mortgage banking revenue increased $7.6 million and brokerage and trading revenue increased $5.5 million.

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Operating expenses, excluding changes in the fair value of mortgage servicing rights, totaled $192.4 million, down $21.6 million compared to the previous quarter. Personnel expenses decreased $6.4 million and non-personnel expense decreased $15.2 million.

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No provision for credit losses was recorded in the first quarter of 2012 compared to a $15.0 million negative provision for credit losses recorded in the fourth quarter of 2011. Net charge-offs continued to decrease and other credit quality indicators continue to improve.

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The combined allowance for credit losses totaled $254 million or 2.20% of outstanding loans at March 31, 2012 compared to $263 million or 2.33% of outstanding loans at December 31, 2011. Nonperforming assets totaled $336 million or 2.87% of outstanding loans and repossessed assets at March 31, 2012 and $357 million or 3.13% of outstanding loans and repossessed assets at December 31, 2011.

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Outstanding loan balances were $11.6 billion at March 31, 2012, up $308 million over December 31, 2011. Commercial loan balances increased $371 million over December 31, 2011. Consumer loans decreased $38 million, commercial real estate loans decreased $16 million and residential mortgage loans decreased $9.6 million.

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Period end deposits totaled $18.5 billion at March 31, 2012 compared to $18.8 billion at December 31, 2011. Demand deposit accounts increased $389 million offset by a $446 million decrease in interest-bearing transaction accounts and a $216 million decrease in time deposits.

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Tangible common equity ratio was 9.75% at March 31, 2012 and 9.56% at December 31, 2011. The tangible common equity ratio is a non-GAAP measure of capital strength used by the Company and investors based on shareholders’ equity minus intangible assets and equity that does not benefit common shareholders. The Company and its subsidiary bank continue to exceed the regulatory definition of well capitalized. The Company’s Tier 1 capital ratios, as defined by banking regulations, were 13.03% at March 31, 2012 and 13.27% at December 31, 2011.

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The Company paid a cash dividend of $23 million or $0.33 per common share during the first quarter of 2012. The Company will increase the quarterly cash dividend to $0.38 per common share payable on or about May 29, 2012 to shareholders of record as of May 15, 2012.

Net Interest Revenue

Net interest revenue increased $2.1 million over the fourth quarter of 2011. Net interest margin decreased 1 basis point from the prior quarter to 3.19%.

The yield on average earning assets decreased 5 basis points compared to the preceding quarter. The available for sale securities portfolio yield increased 12 basis points to 2.50% due to slower prepayment speeds on residential mortgage-backed securities. The loan portfolio yield decreased by 15 basis points to 4.50%. The cost of interest-bearing liabilities decreased 3 basis points from the previous quarter to 0.63%.

The effect of lower interest rates on net interest revenue was partially offset by earning asset growth. Average earning assets increased $192 million during the first quarter of 2012. Average outstanding loans increased $284 million due primarily to a $355 million increase in commercial loan balances, partially offset by decreases in consumer, commercial real estate and residential mortgage loans. The average balance of fair value option securities decreased $105 million compared to the fourth quarter of 2011. These securities are generally used as an economic hedge against changes in the value of mortgage servicing rights and the average outstanding balance can change significantly.

Average interest-bearing deposits decreased $174 million compared to the previous quarter. Average time deposit account balances decreased $239 million and average interest-bearing transaction account balances increased $43 million. Average demand deposits increased $259 million. Average balances of borrowed funds increased $119 million over the fourth quarter of 2011.

Fees and Commissions Revenue

Fees and commissions revenue increased $12.5 million over the fourth quarter of 2011 to $144.3 million. Mortgage banking revenue increased $7.6 million and brokerage and trading revenue increased $5.5 million.

Residential mortgage loan production revenue increased $7.7 million compared to the previous quarter. The unpaid principal balance of residential mortgage loans held for sale was up $53 million or 30% and outstanding mortgage loan commitments were up $113 million or 59% over December 31, 2011. Residential mortgage loans funded for sale totaled $698 million for the first quarter of 2012 compared to $753 million for the fourth quarter of 2011. Refinanced mortgage loans were 67% of loans originated for sale in the first quarter of 2012 compared to 66% of the loans originated for sale in the fourth quarter of 2011. Revenue from interest rate derivatives used by our customers to hedge residential mortgage loan production, included in brokerage and trading revenue, increased $2.4 million.

Operating Expenses

Total operating expenses were $185.2 million for the first quarter of 2012 compared to $219.2 million for the fourth quarter of 2011. Excluding changes in the fair value of mortgage servicing rights, operating expenses totaled $192.4 million, down $21.6 million compared to the fourth quarter of 2011.

Personnel costs decreased $6.4 million due primarily to decreased incentive compensation expense. Stock-based incentive compensation expense decreased $7.8 million, due primarily to the timing of accruals for the BOK Financial Corporation 2011 True-Up Plan and first quarter performance of BOK Financial stock and other investments. Approved by shareholders on April 26, 2011, the True-Up Plan is designed to adjust annual and long-term performance-based incentive compensation for certain senior executives either upward or downward based on the earnings per share performance and compensation of comparable senior executives at peer banks.

Non-personnel expense was down $15.2 million compared to the fourth quarter of 2011 across most non-personnel expense categories. Data processing and communication expense decreased $4.5 million primarily due to the favorable resolution of a dispute with a service provider. Net losses and operating expenses of repossessed assets were down $3.9 million primarily due to decreased write-downs and net losses on sales of repossessed assets. Mortgage banking costs were down $2.6 million due primarily to lower foreclosure expenses on loans serviced for others.

Loans, Deposits and Capital

Loans

Outstanding loans at March 31, 2012 were $11.6 billion, up $308 million over December 31, 2011. Growth in commercial loans was partially offset by decreases in commercial real estate, residential mortgage and consumer loans.

Outstanding commercial loan balances increased $371 million over December 31, 2011 due primarily to $256 million in loans attributed to Oklahoma and $90 million in loans attributed to Texas. Energy sector loans increased $191 million, growing in the Oklahoma, Texas and Colorado markets. Service sector loans increased $136 million primarily in the Oklahoma market. Wholesale/retail sector loans increased $40 million primarily in the Oklahoma, Texas and Kansas/Missouri markets. Unfunded energy loan commitments increased $71 million during the first quarter to $2.0 billion. All other unfunded commercial loan commitments totaled $3.1 billion at March 31, 2012.

Commercial real estate loans decreased $16 million compared to the fourth quarter of 2011. Loans secured by multifamily residential properties increased $64 million primarily related to loans in the Texas and Colorado markets. Loans secured by retail properties decreased $28 million primarily in the Texas and Kansas/Missouri markets, partially offset by an increase in loans attributed to the Oklahoma market. Other real estate loans decreased $25 million primarily in the New Mexico market. Loans secured by office buildings decreased by $20 million primarily in the Texas and Colorado markets, partially offset by increased loan balances attributed to the Oklahoma market. Construction and land development loan balances continued to decline, down $16 million, primarily in the Colorado market. Unfunded commercial real estate loan commitments totaled $450 million at March 31, 2012, up $95 million over December 31, 2011.

Residential mortgage loans decreased $9.6 million compared to December 31, 2011. Home equity loans increased $12 million. Non-guaranteed permanent mortgage loans decreased $17 million and permanent mortgage loans guaranteed by U.S. government agencies decreased $4.1 million.

Consumer loans decreased $38 million from December 31, 2011. Indirect automobile loans decreased $23 million primarily due to continued runoff related to the previously announced decision to curtail that business in favor of a customer-focused direct approach to consumer lending. Approximately $82 million of indirect automobile loans remain outstanding at March 31, 2012. Other consumer loans decreased $15 million.

Deposits

Deposits totaled $18.5 billion at March 31, 2012 compared to $18.8 billion at December 31, 2011. Demand deposit balances increased $389 million, interest-bearing transaction account balances decreased $446 million and time deposits decreased $216 million. Among the lines of business, commercial deposits decreased $223 million and wealth management deposits decreased $36 million, partially offset by a $34 million seasonal increase in consumer deposits. The decrease in commercial deposit balances was largely driven by seasonal decreases in state and municipal deposits, along with lower commercial and industrial and energy account balances.

Capital

The Company and its subsidiary bank exceeded the regulatory definition of well capitalized at March 31, 2012. The Company’s Tier 1 capital ratio was 13.03% at March 31, 2012 and 13.27% at December 31, 2011. The total capital ratio was 16.16% at March 31, 2012 and 16.49% at December 31, 2011. In addition, the Company’s tangible common equity ratio, a non-GAAP measure, was 9.75% at March 31, 2012 and 9.56% at December 31, 2011. Unrealized securities gains added 57 basis points to the tangible common equity ratio at March 31, 2012. The Company repurchased 345,300 common shares at an average price of $53.38 per share during the first quarter through a previously-announced share repurchase program.

Credit Quality

Nonperforming assets decreased $21 million during the first quarter to $336 million or 2.87% of outstanding loans and repossessed assets at March 31, 2012. Nonaccruing loans decreased $18 million and real estate and other repossessed assets decreased $7.0 million. Renegotiated loans, largely consisting of residential mortgage loans guaranteed by U.S. government agencies, increased $3.9 million.

Nonaccruing loans totaled $183 million or 1.58% of outstanding loans at March 31, 2012 and $201 million or 1.79% of outstanding loans at December 31, 2011. During the first quarter of 2012, $21 million of new nonaccruing loans were identified offset by $20 million in payments received, $14 million in charge-offs and $8.3 million in foreclosures and repossessions.

Nonaccruing commercial loans totaled $62 million or 0.89% of total commercial loans at March 31, 2012, down $7.1 million since December 31, 2011. Nonaccruing manufacturing sector loans are primarily composed of a single customer relationship in the Oklahoma market totaling $21 million. Nonaccruing wholesale/retail sector loans are primarily composed of a single customer relationship in the Arkansas market totaling $11 million.

Nonaccruing commercial real estate loans totaled $86 million or 3.82% of outstanding commercial real estate loans at March 31, 2012, down $13 million from December 31, 2011. Nonaccruing commercial real estate loans continued to be largely concentrated in land development and residential construction loans with $52 million or 17% of all land development and construction loans nonaccruing at March 31, 2012.

Nonaccruing residential mortgage loans decreased $2.3 million during the first quarter of 2012 to $27 million or 1.40% of outstanding residential mortgage loans. Principally all non-guaranteed residential mortgage loans past due 90 days or more are nonaccruing. Residential mortgage loans past due 30 to 89 days and still accruing interest, excluding loans guaranteed by U.S. government agencies, totaled $15 million at March 31, 2012 and $20 million at December 31, 2011.

The combined allowance for credit losses totaled $254 million or 2.20% of outstanding loans and 138% of nonaccruing loans at March 31, 2012. The allowance for loan losses was $244 million and the accrual for off-balance sheet credit losses was $10 million. Quarterly net charge-offs continue to decline. Net loans charged-off against the allowance for loan loss totaled $8.5 million or 0.30% on an annualized basis for the first quarter of 2012 compared to $9.5 million or 0.34% on an annualized basis for the fourth quarter of 2011. Other credit factors also continued to improve. Most economic indicators are stable or improving in our primary markets. After evaluating all credit factors, the Company determined that no provision for credit losses was necessary during the first quarter of 2012.

Real estate and other repossessed assets totaled $116 million at March 31, 2012, primarily consisting of $42 million of 1-4 family residential properties (including $20 million guaranteed by U.S. government agencies), $36 million of developed commercial real estate properties, $19 million of undeveloped land and $17 million of residential land and land development properties. The distribution of real estate owned and other repossessed assets among various markets included $32 million attributed to Arizona, $25 million attributed to Texas, $15 million attributed to New Mexico, $15 million attributed to Oklahoma and $11 million attributed to Colorado. Real estate and other repossessed assets decreased by $7.0 million during the first quarter. Sales of $33 million were partially offset by $26 million of additions. Additions included $18 million and sales included $15 million of 1-4 family residential properties guaranteed by U.S. government agencies. Write-downs and net losses on sales of real estate and other repossessed assets totaled $520 thousand.

The Company also has off-balance sheet credit risk related to residential mortgage loans sold prior to 2008 to U.S. government agencies under various community development programs with full recourse for the life of the loans. The outstanding principal balance of these loans decreased to $248 million at March 31, 2012 from $259 million at December 31, 2011. The loans are primarily to borrowers in our market areas, including $177 million in Oklahoma. At March 31, 2012, approximately 5% of these loans are nonperforming and 4% were past due 30 to 89 days. A separate accrual for credit risk of $19 million is available to absorb losses on these loans.

Securities and Derivatives

The fair value of the available for sale securities portfolio totaled $10.2 billion at March 31, 2012 and December 31, 2011. The available for sale portfolio consisted primarily of residential mortgage-backed securities, including $9.7 billion fully backed by U.S. government agencies and $326 million privately issued by publicly owned financial institutions. Privately issued mortgage-backed securities included $206 million backed by Jumbo-A residential mortgage loans and $120 million backed by Alt-A residential mortgage loans.

Net unrealized gains on available for sale securities totaled $277 million at March 31, 2012 and $222 million at December 31, 2011. Net unrealized gains on residential mortgage-backed securities issued by U.S. government agencies increased $8.2 million to $299 million at March 31, 2012. Net unrealized losses on privately issued residential mortgage-backed securities totaled $45 million at March 31, 2012 and $84 million at December 31, 2011.

The amortized cost of privately issued residential mortgage-backed securities totaled $371 million at March 31, 2012, down $132 million since December 31, 2011. All of these securities are rated below investment grade by at least one nationally-recognized rating agency. In response to price increases during the first quarter of 2012, the Company sold $107 million of privately issued residential mortgage-backed securities at a $7.4 million loss. The amortized cost of these securities also decreased $21 million from cash payments received and $3.7 million for credit-related impairment charges. Unrealized losses on privately issued mortgage-backed securities decreased $28 million due to changes in fair value during the quarter.

The Company also recognized $11.7 million of gains on sales of $892 million of available for sale securities in the first quarter of 2012 and $7.1 million of net gains on sales of $667 million of available for sale securities in the fourth quarter of 2011. Certain of these securities were sold based on consideration of this price strength and their expected potential return. Other securities were sold either because they had reached their expected maximum potential total return or to mitigate exposure to prepayment risk.

The Company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts designated as an economic hedge of the changes in the fair value of our mortgage servicing rights. Residential mortgage interest rates increased during the first quarter of 2012, causing prepayment speeds to slow and the value of our mortgage servicing rights to increase by $7.1 million. This increase was partially offset by a $4.8 million decrease in the value of securities and interest rate derivative contracts held as an economic hedge.

About BOK Financial Corporation

BOK Financial is a $25 billion regional financial services company based in Tulsa, Oklahoma. The Company’s stock is publicly traded on NASDAQ under the Global Select market listings (symbol: BOKF). BOK Financial’s holdings include BOKF, NA, BOSC, Inc. and Cavanal Hill Investment Management, Inc. BOKF, NA operates the TransFund electronic funds network and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Bank of Kansas City, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the Company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.

The Company will continue to evaluate critical assumptions and estimates, such as the adequacy of the allowance for credit losses and asset impairment as of March 31, 2012 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.

This news release contains forward-looking statements that are based on management’s beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses involve judgments as to future events and are inherently forward-looking statements. Assessments that BOK Financial’s acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to (1) the ability to fully realize expected cost savings from mergers within the expected time frames, (2) the ability of other companies on which BOK Financial relies to provide goods and services in a timely and accurate manner, (3) changes in interest rates and interest rate relationships, (4) demand for products and services, (5) the degree of competition by traditional and nontraditional competitors, (6) changes in banking regulations, tax laws, prices, levies and assessments, (7) the impact of technological advances and (8) trends in consumer behavior as well as their ability to repay loans. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.